Voting Results of Recent Fund Shareholder Meetings

FIDELITY INVESTMENTS

FIDELITY EXCHANGE FUND

SEPTEMBER 18, 2002

1. To authorize the Trustees to adopt an amended and restated Declaration of Trust.

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 120,636,585.11 62.140% 93.655%	Against 6,246,783.43 3.217% 4.849%	Abstain 515,207.06 0.266% 0.401%	Broker Non-Votes 1,411,392.15 0.727% 1.095%	Total 128,809,967.75 66.350% 100.000%

2. To elect the thirteen nominees specified below as Trustees:

J. Michael Cook

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 126,371,996.39 65.094% 98.107%	Withhold 2,437,971.36 1.256% 1.893%	Total 128,809,967.75 66.350% 100.000%

Ralph F. Cox

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 121,787,119.94 62.732% 94.548%	Withhold 7,022,847.81 3.618% 5.452%	Total 128,809,967.75 66.350% 100.000%

Phyllis Burke Davis

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 121,787,119.94 62.732% 94.548%	Withhold 7,022,847.81 3.618% 5.452%	Total 128,809,967.75 66.350% 100.000%

Robert M. Gates

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 126,371,996.39 65.094% 98.107%	Withhold 2,437,971.36 1.256% 1.893%	Total 128,809,967.75 66.350% 100.000%

Abigail P. Johnson

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 125,539,083.89 64.655% 97.461%	Withhold 3,270,883.86 1.685% 2.539%	Total 128,809,967.75 66.350% 100.000%

Edward C. Johnson 3d

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 121,787,119.94 62.732% 94.548%	Withhold 7,022,847.81 3.618% 5.452%	Total 128,809,967.75 66.350% 100.000%

Donald J. Kirk

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 125,460,176.39 64.624% 97.399%	Withhold 3,349,791.36 1.726% 2.601%	Total 128,809,967.75 66.350% 100.000%

Marie L. Knowles

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 125,539,083.89 64.665% 97.461%	Withhold 3,270,883.86 1.685% 2.539%	Total 128,809,967.75 66.350% 100.000%

Ned C. Lautenbach

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 126,371,996.39 65.094% 98.107%	Withhold 2,437,9791.36 1.256% 1.893%	Total 128,809,967.75 66.350% 100.000%

Peter S. Lynch

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 126,371,996.39 65.094% 98.107%	Withhold 2,437,971.36 1.256% 1.893%	Total 128,809,967.75 66.350% 100.000%

Marvin L. Mann

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 125,460,176.39 64.624% 97.399%	Withhold 3,349,791.36 1.726% 2.601%	Total 128,809,967.75 66.350% 100.000%

William O. McCoy

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 126,293,088.89 65.053% 98.046%	Withhold 2,516,878.86 1.297% 1.954%	Total 128,809,967.75 66.350% 100.000%

William S. Stavropoulos

No. of Dollars % of Dollars % of Dollars Voted	Affirmative 126,112,993.22 64.961% 97.906%	Withhold 2,696,974.53 1.389% 2.094%	Total 128,809,967.75 66.350% 100.000%

FUND TOTALS: DOLLARS

RECORD TOTAL $ 194,137,831.91

VOTED DOLLARS $ 128,809,967.75

PERCENT VOTED 66.350%